Exhibit 10.1

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT
THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), dated as of the 19th day of December 2019, by and between BankUnited, Inc., a Delaware corporation (the “Company”), and Rajinder P. Singh (“Executive”), amends the Employment Agreement by and between the Company and Executive, dated as of February 2, 2016, as amended on May 6, 2016 and January 4, 2017 (the “Agreement”).
WHEREAS, the Company has determined that it is necessary and advisable and in the best interests of the Company to renew the Agreement and make limited updates to the Agreement to reflect the current practices.
NOW, THEREFORE, the parties hereto agree as follows, effective from and after January 1, 2020 and subject to the continuing effectiveness of the Agreement as of such date:
1.	Section 1 is hereby amended and restated in its entirety to read as follows:

Subject to the provisions of Section 6 of this Agreement, Executive shall continue to be employed by the Company for a period beginning on January 1, 2020 (the “Effective Date”) and ending on the third anniversary of the Effective Date (the “Employment Term”), on the terms and subject to the conditions set forth in this Agreement; provided, that commencing on the third anniversary of the Effective Date and on each anniversary thereafter, the Company and Executive may mutually agree to extend the Employment Term for an additional period; provided, further, that upon the public announcement of a transaction or other event that would constitute a “Change in Control” (as defined in the BankUnited, Inc. 2014 Omnibus Equity Incentive Plan, as in effect on the Effective Date), the Employment Term shall be automatically extended as necessary such that the Employment Term expires on the later of the last day of the then current Employment Term and the second anniversary of the Change in Control.  Notwithstanding the foregoing, the Employment Term shall not be automatically extended on or following the date on which such potential Change in Control is terminated or abandoned.
2.	Section 3(a) (Base Salary) is hereby amended by deleting the reference to “$935,000” in the first sentence thereof and replacing it with “$1,000,000”.
3.
Exhibit C of the Agreement is hereby amended by deleting the provision relating to providing Executive with an automobile and driver and replacing it with the following:  “Executive shall have access to a Company provided automobile and driver.”

4.
Section 10(b) is hereby amended by deleting the first sentence thereof and replacing it  with the following:  “The calculations required to be made under this section shall be made in writing by a nationally recognized certified public accounting firm or other professional organization that is a certified public accounting firm recognized as an expert in determinations and calculations for purposes of Section 280G of the Code that is selected by the Company prior to a change in ownership or control of the Company (within the meaning of Q&A‑2(b) of the final regulations under Section 280G of the Code) for purposes of making the applicable determinations hereunder and is reasonably acceptable to Executive, which firm shall not, without Executive’s consent, be a firm serving as accountant or auditor for the individual, entity or group effecting the Change in Control (the “Accountants”).”

5.	Section 10 is hereby amended by adding the following new Section 10(c):
(c) To the extent requested by Executive, the Company shall cooperate with Executive in good faith in valuing, and the Accountants shall take into account the value of, services provided or to be provided by Executive (including Executive’s agreeing to refrain from performing services pursuant to a covenant not to compete or similar covenant, before, on or after the date of a change in ownership or control of the Company such that payments in respect of such services may be considered reasonable compensation within the meaning of Q&A‑9 and Q&A‑40 to Q&A‑44 of the final regulations under Section 280G of the Code and/or exempt from the definition of the term “parachute payment” within the meaning of Q&A‑2(a) of the final regulations under Section 280G of the Code in accordance with Q&A‑5(a) of the final regulations under Section 280G of the Code.
Except as expressly modified hereby, the terms and provisions of the Agreement remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.
BANKUNITED, INC.

By: /s/ Leslie Lunak
Name: Leslie Lunak

Title:  Chief Financial Officer

EXECUTIVE

/s/ Rajinder P. Singh
RAJINDER P. SINGH